Exhibit 5.2


                          [STIBBE SIMONT MONAHAN DUHOT]

A.F.J.A. Leijten, advocaat
Direct telephone: +31 20-546 0409
Direct fax:    +31 20-546 0715
Direct e-mail:    fons.leijten@stibbe.nl

                                             VersaTel Telecom International N.V.
                                             P.O. Box 22697
                                             1100 DD Amsterdam




                                             January 28, 2000



Dear Sirs,

We are acting as special legal counsel in the Netherlands on matters of Dutch law to VersaTel Telecom International N.V. (the "Company") in connection with the filing by the Company under the Securities Act of 1933, as amended (the "Act") of a registration statement on Form F-3 (the "Registration Statement") with the United States Securities and Exchange Commission ("SEC"). Pursuant to the Registration Statement, 333,060 warrants to purchase ordinary shares of the Company (the "Warrants") issued by the Company pursuant to warrant agreements dated May 27, 1998 and December 3, 1998, respectively, each between the Company and the United States Trust Company of New York, as warrant agent (the "Warrant Agreements"), and 4,478,698 ordinary shares of the Company (the "Ordinary Shares") are to be registered under the Act by the Registration Statement. The Ordinary Shares registered hereunder will be issued upon the exercise of the Warrants pursuant to the terms of the Warrant Agreements.

In rendering this opinion we have examined and relied upon the following documents:

(1) a draft of the Registration Statement as confidentially submitted with the SEC on 10 January 2000;

(2)    copies of the Warrant Agreements;

(3) the minutes of the extraordinary general meetings of shareholders of the Company held on March 16, 1998, April 17, 1998, May 19, 1998 and December 3, 1998 and the minutes of the Company's Supervisory Board meetings held on March 31, 1998, May

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       20, 1998, November 27, 1998 and December 3, 1998 (hereinafter jointly:
       the "Resolutions");

(4) an on-line excerpt dated 27 January 2000 of the registration of the Company in the Trade Register of the Chamber of Commerce of Amsterdam, The Netherlands (the "Excerpt");

(5) a copy of the articles of association (statuten) of the Company as fully restated and amended on 22 December 1999 and being in force on the date hereof;

(6) a copy of the Deed of Incorporation of the Company (the "Deed of Incorporation"), executed on 10 October 1995, before Mr Albert Peter van Lidth de Jeude, civil-law notary, officiating in Amsterdam, The Netherlands; and

(7) a company certificate of even date hereof attached hereto as Annex 1 (the "Company Certificate");

and such other documents and such treaties, laws, rules, regulations, and the like, as we have deemed necessary as a basis for the opinions hereinafter expressed.

We have assumed:

(i)    the genuineness of all signatures;

(ii) the authenticity of all agreements, certificates, instruments, and other documents submitted to us as originals;

(iii) the conformity to the originals of all documents submitted to us as copies;

(iv) that the contents of the Excerpt and the Company Certificate are true and complete as of the date hereof; and

(v) that the Resolutions have not been revoked or rescinded and are in full force on the date hereof.

Based on the foregoing and subject to any factual matters or documents not disclosed to us in the course of our investigation, and subject to the qualifications and limitations stated hereafter, we are of the opinion that:

A. the Company has been duly incorporated and is validly existing as a "naamloze vennootschap" (company with limited liability) under the laws of The Netherlands;


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B.     the Warrants have been duly authorized by the Company for issuance, and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms;

C. the Ordinary Shares, when issued in conformity with Netherlands law and the articles of association of the Company then prevailing and in accordance with the terms and conditions contained in the Warrant Agreements upon exercise of the Warrants, will be duly authorized and validly issued in accordance with the laws of The Netherlands and the provisions of the articles of association of the Company;

D. the choice of New York law as the law governing the Warrant Agreements is valid and binding under the laws of The Netherlands, except (i) to the extent that any term of the Warrant Agreements or any provision of New York law applicable to the Warrant Agreements is manifestly incompatible with the public policy (ordre public) of The Netherlands, and except (ii) that a Dutch court may give effect to mandatory rules of the laws of another jurisdiction with which the situation has a close connection, if and insofar as, under the laws of that other jurisdiction those rules must be applied, whatever the chosen law. However, in our opinion, (i) there is nothing in Dutch law which would render any term of the Warrant Agreements manifestly incompatible with the public policy (ordre public) of The Netherlands, and (ii) no such mandatory rules of Dutch law are applicable to the Warrant Agreements, except that the courts of The Netherlands will apply Netherlands law as mandatorily applicable to all issues related to the Warrants, to the extent that such issues would involve the corporate organisation of the Company, regardless the chosen law applicable to the Warrant Agreements.

In rendering the opinions expressed herein, we have, with your approval, relied without independent investigation as to all matters governed by or involving conclusions under the federal law of the United States of America and the law of the State of New York, upon the opinion (including the qualifications, assumptions and limitations expressed therein) of Shearman & Sterling, United States counsel to the Company, of even date herewith.

In addition to the other assumptions and qualifications contained herein, this opinion letter is further subject to the following qualifications:

1. since there is no treaty between the United States and The Netherlands providing for the reciprocal recognition and enforcement of judgments, United States judgments are not enforceable in The Netherlands. However, a final judgment for the payment of money obtained in a United States court, which is not subject to appeal or any other means of contestation and is enforceable in the United States, would in principle be upheld by a Netherlands court of competent jurisdiction when asked to render a judgment in accordance with such final judgment by a United States court, without substantative re-examination or relitigation on the merits of the subject matter thereof; provided that such judgment has been rendered by a court of competent jurisdiction, in accordance with rules of proper procedure, that it has not


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       been rendered in proceedings of a penal or revenue nature and that its content and possible enforcement are not contrary to public policy or public order of The Netherlands;

2. the opinions expressed above are limited by any bankruptcy, suspension of payment (surseance van betaling), moratorium, reorganisation, liquidation, suretyship or similar laws affecting the enforceability of contractual rights generally in any applicable jurisdiction.

We express no opinion on any law other than the law of The Netherlands as it currently stands and has been interpreted in published case law of the courts of The Netherlands as per the date hereof. We express no opinion on any laws of the European Communities (insofar as not implemented in The Netherlands in statutes or other regulations of general application).

This opinion is strictly limited to the matters stated herein and may not be read as extending by implication to any matters not specifically referred to. Nothing in this opinion should be taken as expressing an opinion in respect of any representations or warranties, or other information, or any other document examined in connection with this opinion except as expressly confirmed herein.

We hereby consent to the use of this opinion as Exhibit 5.2 to the Registration Statement and to the use of our name under the caption "Legal Matters" contained in the prospectus which is included in the Registration Statement.

Yours sincerely,

/s/ A.F.J.A. Leijten                                 /s/ M.W. Josephus Jitta

A.F.J.A. Leijten                                     M.W. Josephus Jitta


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                               COMPANY CERTIFICATE

The undersigned, Jan van Berne, Corporate Secretary of VersaTel Telecom International N.V. (the "Company") and authorised to represent the Company, hereby declares the following to Stibbe Simont Monahan Duhot in order for them to rely on the contents hereof in the framework of the legal opinion to be issued by them to us in relation to the Registration Statement on Form-3 relating to the proposed offering of up to 4,478,698 Ordinary Shares and up to 333,060 Warrants to purchase Ordinary Shares:

1. The Company has not proposed and the shareholders of the Company have not resolved to dissolve the Company;
2. The Company is not involved in legal proceedings which are aimed at the dissolution of the Company;
3. The Company has not applied for suspension of payment and has not been declared bankrupt;
4. Since the shareholders resolution of 17 December 1999 to amend the Company's articles of association, no resolution to amend the articles of association of the Company has been taken;
5. Prior to the shareholders resolution of 17 December 1999 to amend the Company's articles of association, no resolution to amend the articles of association of the Company has been taken, which has not been carried out up to this date;

Signed by J.A. van Berne on January 27, 2000

/s/ Jan van Berne